Corporate Communications Department
NEWS Release

Textron Reports Fourth Quarter 2024 Results; Announces 2025 Financial Outlook

•EPS of $0.76; adjusted EPS of $1.34
•Full-year adjusted EPS of $5.48
•Full-year share repurchases of $1.1 billion
•Aviation backlog of $7.8 billion at year-end 2024, up $676 million from year-end 2023
•2025 full-year EPS outlook of $5.19 to $5.39, full year adjusted EPS outlook of $6.00 to $6.20

Providence, Rhode Island – January 22, 2025 – Textron Inc. (NYSE: TXT) today reported fourth quarter 2024 income from continuing operations of $0.76 per share, as compared to $1.01 per share in the fourth quarter of 2023. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.34 per share for the fourth quarter of 2024, compared to $1.60 per share in the fourth quarter of 2023.

Full year 2024 income from continuing operations was $4.34 per share, down from $4.57 in 2023. Full year 2024 adjusted income from continuing operations was $5.48, as compared to $5.59 in 2023.

“While a work stoppage at Textron Aviation impacted our 2024 financial results, we saw strong order activity, aftermarket growth, and continued new product development activities with the announcement of the Gen3 family of light jets,” said Textron Chairman and CEO Scott C. Donnelly. "At Bell, we made significant progress on FLRAA achieving Milestone B, which launched the Engineering and Manufacturing Development phase of the program."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the full year was $1.0 billion. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $692 million for the full year, down from $931 million in 2023.

In the quarter, Textron returned $232 million to shareholders through share repurchases. Full year 2024 share repurchases totaled $1.1 billion.

Outlook
Textron is forecasting 2025 revenues of approximately $14.7 billion, up from $13.7 billion in 2024. Textron expects full-year 2025 GAAP earnings per share from continuing operations will be in the range of $5.19 to $5.39, or $6.00 to $6.20 on an adjusted basis, which is reconciled to GAAP in an attachment to this release.

The Company is estimating net cash provided by operating activities of the manufacturing group will be between $1.2 billion and $1.3 billion and manufacturing cash flow before pension contributions, a non-GAAP measure, will be between $800 million and $900 million, with planned pension contributions of about $50 million.

"2024 was a challenging year with a strike at Aviation and difficult end markets in our Industrial segment. Our 2025 outlook of higher revenue and margin reflects a stabilized production line with improved productivity at Textron Aviation, growth across our aerospace and defense businesses driven by new product development, and an improved cost structure at our Industrial segment," Donnelly concluded.

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.3 billion were down $242 million from the fourth quarter of 2023, reflecting lower volume and mix of $282 million, which was principally a result of production disruptions related to the strike.
Textron Aviation delivered 32 jets in the quarter, down from 50 last year, and 38 commercial turboprops, down from 44 last year.

Segment profit was $100 million in the fourth quarter, down $93 million from a year ago, primarily due to lower volume and mix, and manufacturing inefficiencies, which included idle facilities costs and higher costs associated with the labor disruption, resulting from the strike.

Textron Aviation backlog at the end of the fourth quarter was $7.8 billion, up $219 million from the prior quarter.

Bell

Bell revenues were $1.1 billion, up $58 million from last year's fourth quarter, reflecting higher military and support program revenues of $67 million, primarily due to higher volume on the FLRAA program, partially offset by lower volume on the V-22 program.

Bell delivered 78 commercial helicopters in the quarter, down from 91 last year.

Segment profit of $110 million was down $8 million from a year ago, primarily driven by mix as lower volume on the V-22 program offset higher volume on the FLRAA program.

Bell backlog at the end of the fourth quarter was $7.5 billion.

Textron Systems

Revenues at Textron Systems were $311 million, down $3 million from last year's fourth quarter.

Segment profit of $42 million was up $7 million from last year's fourth quarter.
Textron Systems’ backlog at the end of the fourth quarter was $2.6 billion.

Industrial

Industrial revenues were $869 million, down $92 million from last year's fourth quarter, largely reflecting lower volume.

Segment profit of $48 million was down $9 million from the fourth quarter of 2023, reflecting lower volume and mix and inflation, partially offset by manufacturing efficiencies and lower selling and administrative expense, largely due to cost reduction activities.

Textron eAviation

Textron eAviation segment revenues were $11 million in the fourth quarter of 2024, with a segment loss of $22 million, largely associated with research and development expense on new products.

Finance

Finance segment revenues were $11 million, and profit was $5 million in the fourth quarter of 2024.

Restructuring

In December, Textron announced a strategic review of its powersports product line within the Industrial segment that resulted in additional restructuring actions as it indefinitely pauses production of powersports products. With these actions, in the fourth quarter, the Company recorded total pre-tax special charges of $53 million and an inventory valuation charge of $38 million to write down production-related powersports inventory.

Conference Call Information

Textron will host its conference call today, January 22, 2025 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (800) 343-1703 in the U.S. or (785) 424-1226 outside of the U.S.; Access Code: 84015.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Wednesday, January 22, 2025 by dialing (800) 839-5125; Access Code: 26683.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
David Rosenberg – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
REVENUES
MANUFACTURING:
Textron Aviation	$1,282	$1,524	$5,284	$5,373
Bell	1,129	1,071	3,579	3,147
Textron Systems	311	314	1,241	1,235
Industrial	869	961	3,515	3,841
Textron eAviation	11	10	33	32
	3,602	3,880	13,652	13,628
FINANCE	11	12	50	55
Total revenues	$3,613	$3,892	$13,702	$13,683

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$100	$193	$566	$649
Bell	110	118	370	320
Textron Systems	42	35	154	147
Industrial	48	57	151	228
Textron eAviation	(22)	(23)	(76)	(63)
	278	380	1,165	1,281
FINANCE	5	4	35	46
Segment profit (a)	283	384	1,200	1,327

Corporate expenses and other, net	(17)	(45)	(116)	(143)
Interest expense, net for Manufacturing group	(21)	(13)	(78)	(62)
LIFO inventory provision	(80)	(21)	(176)	(107)
Intangible asset amortization	(8)	(9)	(34)	(39)
Special charges (b)	(53)	(126)	(78)	(126)
Inventory charge (c)	(38)	—	(38)	—
Non-service components of pension and postretirement income, net	65	60	263	237
Income from continuing operations before income taxes	131	230	943	1,087
Income tax (expense) benefit	10	(31)	(118)	(165)
Income from continuing operations	$141	$199	$825	$922
Discontinued operations, net of income taxes	—	(1)	(1)	(1)
Net income	$141	$198	$824	$921

Earnings Per Share from continuing operations	$0.76	$1.01	$4.34	$4.57

Diluted average shares outstanding	185,567,000	197,584,000	190,307,000	201,774,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Income from continuing operations - GAAP	$141	$199	$825	$922
Add: LIFO inventory provision, net of tax	61	16	133	81
Intangible asset amortization, net of tax	7	7	26	30
Special charges, net of tax (b)	39	94	58	94
Adjusted income from continuing operations - Non-GAAP (a)	$248	$316	$1,042	$1,127

Diluted Earnings Per Share:
Income from continuing operations - GAAP	$0.76	$1.01	$4.34	$4.57
Add: LIFO inventory provision, net of tax	0.33	0.08	0.70	0.40
Intangible asset amortization, net of tax	0.04	0.04	0.14	0.15
Special charges, net of tax (b)	0.21	0.47	0.30	0.47
Adjusted income from continuing operations - Non-GAAP (a)	$1.34	$1.60	$5.48	$5.59

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Continued)
(Dollars in millions, except per share amounts)
(Unaudited)

(a)Segment profit, adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

(b)We recorded pre-tax special charges under our 2023 restructuring plan of $53 million and $78 million in the three and twelve months ended December 28, 2024, respectively. In December 2024, actions were taken under this plan at the Industrial segment in the Textron Specialized Vehicles business related to an indefinite pause in production of its powersports products. In the fourth quarter of 2024, special charges primarily included contract termination costs of $32 million and severance costs of $20 million. For the full year 2024, special charges included severance costs of $43 million and contract termination costs of $32 million. Pre-tax special charges for the three and twelve months ended December 30, 2023 totaled $126 million, which included $87 million in asset impairment charges related to both fixed and intangible assets within the powersports product line and fixed assets at Kautex, along with $39 million in severance costs.
(c)As a result of the indefinite production pause discussed above, we incurred an inventory valuation charge to write down production-related powersports inventory to its net realizable value.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 28, 2024	December 30, 2023
Assets
Cash and equivalents	$1,386	$2,121
Accounts receivable, net	949	868
Inventories	4,071	3,914
Other current assets	687	857
Net property, plant and equipment	2,529	2,477
Goodwill	2,288	2,295
Other assets	4,248	3,663
Finance group assets	680	661
Total Assets	$16,838	$16,856

Liabilities and Shareholders' Equity
Current portion of long-term debt	$357	$357
Accounts payable	943	1,023
Other current liabilities	3,094	2,998
Other liabilities	1,945	1,904
Long-term debt	2,890	3,169
Finance group liabilities	405	418
Total Liabilities	9,634	9,869

Total Shareholders' Equity	7,204	6,987
Total Liabilities and Shareholders' Equity	$16,838	$16,856

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Cash Flows from Operating Activities:
Income from continuing operations	$136	$194	$796	$884
Depreciation and amortization	103	103	382	395
Deferred income taxes and income taxes receivable/payable	(59)	(106)	(71)	(183)
Pension, net	(56)	(50)	(225)	(202)
Asset impairments and powersports inventory charge	39	87	41	88
Changes in assets and liabilities:
Accounts receivable, net	(75)	36	(96)	(9)
Inventories	277	300	(194)	(359)
Accounts payable	(146)	(200)	(69)	2
Other, net	228	169	444	654
Net cash from operating activities	447	533	1,008	1,270
Cash Flows from Investing Activities:
Capital expenditures	(153)	(178)	(364)	(402)
Net cash used in business acquisitions	—	—	(13)	(1)
Net proceeds from corporate-owned life insurance policies	58	1	85	40
Proceeds from sale of property, plant and equipment	1	14	4	18
Net cash from investing activities	(94)	(163)	(288)	(345)
Cash Flows from Financing Activities:
Decrease in short-term debt	(1)	—	(1)	—
Net proceeds from long-term debt	—	347	—	348
Principal payments on long-term debt and nonrecourse debt	(1)	(2)	(361)	(7)
Purchases of Textron common stock	(232)	(283)	(1,122)	(1,168)
Dividends paid	(4)	(4)	(12)	(16)
Other financing activities, net	(1)	7	58	67
Net cash from financing activities	(239)	65	(1,438)	(776)
Total cash flows from continuing operations	114	435	(718)	149
Total cash flows from discontinued operations	—	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(17)	15	(16)	10
Net change in cash and equivalents	97	450	(735)	158
Cash and equivalents at beginning of period	1,289	1,671	2,121	1,963
Cash and equivalents at end of period	$1,386	$2,121	$1,386	$2,121

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net cash from operating activities - GAAP	$447	$533	$1,008	$1,270
Less: Capital expenditures	(153)	(178)	(364)	(402)
Plus: Total pension contribution	11	11	44	45
Proceeds from sale of property, plant and equipment	1	14	4	18
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$306	$380	$692	$931
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Cash Flows from Operating Activities:
Income from continuing operations	$141	$199	$825	$922
Depreciation and amortization	103	103	382	395
Deferred income taxes and income taxes receivable/payable	(61)	(112)	(74)	(188)
Pension, net	(56)	(50)	(225)	(202)
Asset impairments and powersports inventory charge	39	87	41	88
Changes in assets and liabilities:
Accounts receivable, net	(75)	36	(96)	(9)
Inventories	277	300	(194)	(359)
Accounts payable	(146)	(200)	(69)	2
Captive finance receivables, net	(5)	15	(1)	(17)
Other, net	229	171	426	635
Net cash from operating activities	446	549	1,015	1,267
Cash Flows from Investing Activities:
Capital expenditures	(153)	(178)	(364)	(402)
Net cash used in business acquisitions	—	—	(13)	(1)
Net proceeds from corporate-owned life insurance policies	58	1	85	40
Proceeds from sale of property, plant and equipment	1	14	4	18
Finance receivables repaid	2	—	25	26
Finance receivables originated	(3)	—	(21)	—
Other investing activities, net	—	—	—	2
Net cash from investing activities	(95)	(163)	(284)	(317)
Cash Flows from Financing Activities:
Decrease in short-term debt	(1)	—	(1)	—
Net proceeds from long-term debt	—	347	—	348
Principal payments on long-term debt and nonrecourse debt	(2)	(3)	(377)	(44)
Purchases of Textron common stock	(232)	(283)	(1,122)	(1,168)
Dividends paid	(4)	(4)	(12)	(16)
Other financing activities, net	(1)	7	58	67
Net cash from financing activities	(240)	64	(1,454)	(813)
Total cash flows from continuing operations	111	450	(723)	137
Total cash flows from discontinued operations	—	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(17)	15	(16)	10
Net change in cash and equivalents	94	465	(740)	146
Cash and equivalents at beginning of period	1,347	1,716	2,181	2,035
Cash and equivalents at end of period	$1,441	$2,181	$1,441	$2,181

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; special charges; and the inventory valuation charge to write down production-related powersports inventory. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share and Outlook
Adjusted income from continuing operations and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Income from continuing operations - GAAP	$141	$199	$825	$922
Add: LIFO inventory provision, net of tax	61	16	133	81
Intangible asset amortization, net of tax	7	7	26	30
Special charges, net of tax	39	94	58	94
Adjusted income from continuing operations - Non-GAAP	$248	$316	$1,042	$1,127

Diluted Earnings Per Share:
Income from continuing operations - GAAP	$0.76	$1.01	$4.34	$4.57
Add: LIFO inventory provision, net of tax	0.33	0.08	0.70	0.40
Intangible asset amortization, net of tax	0.04	0.04	0.14	0.15
Special charges, net of tax	0.21	0.47	0.30	0.47
Adjusted income from continuing operations - Non-GAAP	$1.34	$1.60	$5.48	$5.59

	2025 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$955		$990	$5.19		$5.39
Add: LIFO inventory provision, net of tax		125			0.68
Intangible asset amortization, net of tax		25			0.13
Adjusted income from continuing operations - Non-GAAP	$1,105	—	$1,140	$6.00	—	$6.20

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Twelve Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net cash from operating activities - GAAP	$447	$533	$1,008	$1,270
Less: Capital expenditures	(153)	(178)	(364)	(402)
Plus: Total pension contributions	11	11	44	45
Proceeds from sale of property, plant and equipment	1	14	4	18
Manufacturing cash flow before pension contributions - Non-GAAP	$306	$380	$692	$931

	2025 Outlook
Net cash from operating activities - GAAP	$1,175	—	$1,275
Less: Capital expenditures		(425)
Plus: Total pension contributions		50
Manufacturing cash flow before pension contributions - Non-GAAP	$800	—	$900